Capital Appreciation Variable Account
                       Global Governments Variable Account

                     Government Securities Variable Account
                           High Yield Variable Account

                        Managed Sectors Variable Account
                          Money Market Variable Account
                          Total Return Variable Account

                              (Each, an "Account")

                                   Form N-SAR
                                    Item 77D

Each Account held a special meeting of shareholders on March 23, 2001, for the following:

1. To elect a Board of Managers;
2. To amend, remove or add certain fundamental investment policies of each Account;
3. To change each Account'se investment objective from fundamental to non-fundamental;
4. To ratify the selection of Deloitte & Touche LLP as the independent public accountants for each Series for the fiscal year ending December 31, 2001.

The description of the items and the number of affirmative and negative votes cast with respect to each matter is hereby incorporated by reference to each Account's Semiannual Report to Shareholders dated June 30, 2001, to be filed via EDGAR with the Securities and Exchange Commission on or before August 29, 2001.

                      Capital Appreciation Variable Account
                       Global Goverments Variable Account

                     Government Securities Variable Account
                           High Yield Variable Account

                        Managed Sectors Variable Account
                          Money Market Variable Account
                          Total Return Variable Account

                              (Each, an "Account")

                                   Form N-SAR
                                    Item 77D

Each Account made significant changes as described in the Accounts' Prospectus and Statement of Additional Information contained in the Money Market Variable Account's Post-Effective Amendment No. 16 to the Registration Statement on Form N-3 (File Nos. 33-19628 and 811-3563), as filed with the Securities and Exchange Commission on March 1, 2001. Such description is incorporated herein by reference.

1. Each Account amended, removed or added fundamental investment restrictions to limit them to only those required by the federal securities laws; and

2. Each Account changed its investment objective from fundamental to non-fundamental.